EXHIBIT 23.2

             CONSENT OF ZHONG YI (HONG KONG) C.P.A. COMPANY LIMITED







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ZHONG YI (HONG KONG) C.P.A. COMPANY LIMITED


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors
Titanium Group Limited:


We consent to the reference to our firm under the caption "Experts" and to the use of our reports on the consolidated financial statements of Titanium Group Limited dated August 31, 2005, in the Registration Statement on Form S-1 and related Prospectus of Titanium Group Limited for the registration of shares of its common stock.



/s/ ZHONG YI (HK) C.P.A. COMPANY LIMITED

 ZHONG YI (HONG KONG) C.P.A. COMPANY LIMITED

December 9, 2005
Hong Kong, China




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